United States

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) September 21, 2009
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

The Board of Directors of S&T Bancorp, Inc. declared a $0.15 per share cash dividend at its regular meeting held September 21, 2009. The dividend is payable October 23, 2009 to shareholders of record on September 30, 2009. This dividend compares to a common stock dividend of $0.15 per share during the second quarter of 2009 and represents a 4.4 percent annualized yield using the September 21, 2009 closing price of $13.55.

The Board of Directors also approved a change in timing of the declaration and payment of dividends to provide better alignment with quarterly earnings announcements effective for the fourth quarter 2009. This change will result in dividend declaration and payment dates that will be approximately 30 days later than our historical pattern, with the fourth quarter 2009 dividend announced and declared in January 2010, and payment made in February 2010.

Item 9.01 - Financial Statements and Exhibits (d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith. (99.1) Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
September 21, 2009	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary

Exhibit Index
Number	Description	Method of Filing
99.1	Press Release	Filed herewith